                                                          DRAFT OF JUNE 27, 1995


                                1,000,000 Shares
                               HOLLY CORPORATION
                            (a Delaware corporation)
                                  Common Stock
                           (Par Value $.01 Per Share)

                               PURCHASE AGREEMENT


                                                           _______________, 1995

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
CS FIRST BOSTON CORPORATION
  as Representatives of the several Underwriters
c/o MERRILL LYNCH & CO.
   Merrill Lynch, Pierce, Fenner & Smith Incorporated
   North Tower
   World Financial Center
   250 Vesey Street
   New York, New York 10281

Dear Sirs:

                 Each of the shareholders of Holly Corporation, a Delaware corporation (the "Company"), named in Schedule B hereto (the "Selling Shareholders"), confirm their agreements with you, and each of the other underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10), for whom Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and CS First Boston Corporation ("CS First Boston") are acting as representatives (in such capacity, Merrill Lynch and CS First Boston shall hereinafter be referred to collectively as the "Representatives"), with respect to (i) the sale by the Selling Shareholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") set forth in said Schedule A, and (ii) the grant by the Selling Shareholders to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of the Underwriters' pro rata portion of up to an additional 150,000 shares of Common Stock to cover over- allotments, in each case except as may otherwise be provided in the Pricing Agreement (as hereinafter defined). The 1,000,000 shares of Common Stock to be purchased by the

Underwriters (the "Initial Securities") and all or any part of the 150,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter collectively referred to as the "Securities."

                 Prior to the purchase and public offering of the Securities by the several Underwriters, the Company, the Selling Shareholders and the Representatives, acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunications among the Company, the Selling Shareholders and the Representatives and shall specify such applicable information as indicated in Exhibit A hereto. The offering of the Securities will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

                 The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Commission File No. 33-59411), which includes a related preliminary prospectus, to effect the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such prospectus supplements as may hereafter be required. Such registration statement (as amended, if applicable) and the prospectus constituting a part thereof (including in each case all documents, if any, incorporated by reference therein and the information, if any, deemed to be part thereof pursuant to Rule 430A(b) or Rule 434 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations")), as from time to time amended or supplemented pursuant to the 1933 Act or otherwise, are hereinafter referred to as the "Registration Statement." The prospectus in the form included in the Registration Statement is hereinafter referred to as the "Prospectus," except that if any revised or supplemented Prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised Prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised Prospectus from and after the time it is first provided to the Underwriters for such use. If the Company elects to rely on Rule 434 of the 1933 Act Regulations, all references to the "Prospectus" shall be deemed to include, without limitation, the form of prospectus and the term sheet, taken together, provided to the Underwriters by the Company in accordance with Rule 434 of the 1933 Act Regulations (the "Rule 434 Prospectus"). If the Company files a registration statement to register a portion of the Securities and relies on Rule 462(b) for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to the "Registration Statement" shall be deemed to refer to both the registration statement referred to above (Commission File No. 33-59411) and the Rule 462 Registration Statement, in each case as amended from time to time.

                 The Company and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after the Registration Statement becomes effective and the Pricing Agreement has been executed and delivered.

                 SECTION 1. Representations and Warranties. (a) The Company represents and warrants to each Underwriter as of the date hereof and as of the date of the Pricing Agreement (such latter date being hereinafter referred to as the "Representation Date") as follows:

                          (i) At the time the Registration Statement becomes effective and at the Representation Date, the Registration Statement will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the Representation Date (unless the term "Prospectus" refers to a Prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time such Prospectus is first provided to the Underwriters for such use) and at Closing Time (as hereinafter defined), will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectus.

                          (ii) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at Closing Time, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                          (iii) Ernst & Young LLP, the accountants who certified the consolidated financial statements and supporting schedules included in or incorporated by reference into the Registration Statement and the Prospectus are independent public accountants with respect to the Company and its Subsidiaries (as hereinafter defined) as required by the 1933 Act and the 1933 Act Regulations.

                          (iv) The consolidated financial statements, including the notes thereto, included in or incorporated by reference into the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its Subsidiaries as at the dates indicated and the consolidated results of their operations for the periods specified; except as otherwise stated therein, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included in or incorporated by reference into the Registration Statement present fairly the information required to be stated therein.

                          (v) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the results of operations, business or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends declared, paid or made by the Company, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                          (vi) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify could not reasonably be expected to result in a material adverse effect on the condition, financial or otherwise, or the results of operations or business of the Company and its Subsidiaries considered as one enterprise.

                          (vii) Each subsidiary of the Company named in Schedule C hereto (each, a "Subsidiary" and collectively, the "Subsidiaries") which is a corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has all necessary corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify could not reasonably be expected to result in a material adverse effect on the condition, financial or otherwise, or the results of operations or business of the Company and its Subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each Subsidiary which is a corporation has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                          (viii) Montana Refining Company ("MRC") is a general partnership duly formed pursuant to its partnership agreement and the laws of the State of Montana, and has all necessary partnership power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and is duly qualified or registered as a foreign partnership in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register could not reasonably be expected to result in a material adverse effect on the condition, financial or otherwise, or the results of operations or business of the Company and its Subsidiaries considered as one enterprise; all the outstanding partnership interests in MRC have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                          (ix) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization;" the shares of issued and outstanding Common Stock, including the Securities to be purchased by the Underwriters from the Selling Shareholders, have been duly authorized and validly issued, and are fully paid and non-assessable; none of the shares of issued and outstanding Common Stock has been issued in violation of any preemptive, subscription or other similar (including contractual) rights; neither the offering nor sale of the Securities hereunder is subject to any preemptive, subscription or other similar (including contractual) rights; and the Common Stock conforms to all statements relating thereto contained in the Prospectus.

                          (x) This Agreement has been duly authorized, executed and delivered by the Company and, at the Representation Date, the Pricing Agreement will be duly authorized, executed and delivered by the Company; this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, and, at the Representation Date, the Pricing Agreement will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except to the extent that (A) the enforceability hereof may be subject to applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium, liquidation, conservatorship or other laws affecting creditors' rights generally,
         (B) equitable principles may limit the availability of equitable remedies in case of a breach hereof (regardless of whether such remedies are sought in a proceeding at law or in equity) and (C) the rights to indemnity and contribution granted hereunder may be limited by applicable federal or state securities laws or the public policy underlying such laws).

                          (xi)    Neither the Company nor any of its
         Subsidiaries which is a corporation is in violation of its charter or bylaws, nor is MRC in violation of its agreement of partnership, and neither the Company nor any of its Subsidiaries is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject, which violation or default could reasonably be expected to result in a material adverse effect on the condition, financial or otherwise, or on the results of operations or business of the Company and its Subsidiaries considered as one enterprise; and the execution, delivery and performance of this Agreement and the Pricing Agreement and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any of its

         Subsidiaries which is a corporation, or the agreement of partnership of MRC, or of any applicable law, administrative regulation or administrative or court decree.

                          (xii) No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent, which could reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the results of operations or business of the Company and its Subsidiaries considered as one enterprise.

                          (xiii) Other than as disclosed in the Registration Statement and the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, which (A) is required to be disclosed in the Registration Statement and the Prospectus that is not disclosed therein, (B) could reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the results of operations or business of the Company and its Subsidiaries considered as one enterprise, or which could reasonably be expected to materially and adversely affect the properties or assets thereof, or (C) might materially and adversely affect the consummation of the transactions contemplated by this Agreement; all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to their businesses, are, considered in the aggregate, not material to the financial condition, results of operations or business prospects of the Company and its Subsidiaries considered as one enterprise.

                          (xiv) There are no contracts or documents of the Company or any of its Subsidiaries which are required to be filed as exhibits to or incorporated by reference into the Registration Statement by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations which have not been so filed or incorporated by reference.

                          (xv) The Company and its Subsidiaries have good title to all properties and assets described in the Prospectus as owned by them and valid and enforceable leases for all of the properties and assets, real or personal, described in the Prospectus as leased by them, in each case free and clear of any security interests, mortgages, pledges, liens, encumbrances or charges of any kind, other than those which (A) are described in the Prospectus or
         (B) could not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or on the results of operations or business of the Company and its Subsidiaries considered as one enterprise.

                          (xvi) No authorization, approval or consent of, or registration or filing with, any court or governmental authority or agency is necessary in connection with the sale of the Securities hereunder, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

                          (xvii) The Company and each of its Subsidiaries carry insurance in such amounts and covering such risks as is reasonably necessary for the conduct of their respective businesses and is customary for companies engaged in similar businesses.

                          (xviii) Each contract, agreement or arrangement to which the Company or any of its Subsidiaries is a party or by which any of them is bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject, which is material to the condition, financial or otherwise, or the results of operations or business of the Company and its Subsidiaries considered as one enterprise, has been duly and validly authorized, executed and delivered by the Company or such Subsidiary, as applicable, and neither the Company nor any of its Subsidiaries is in breach or default of any obligation, agreement, covenant or condition contained in any such contract, agreement or arrangement; none of such contracts, agreements or arrangements has been assigned by the Company or any of its Subsidiaries, and the Company knows of no present condition or fact which would prevent compliance by the Company or any of its Subsidiaries or any other party thereto with the terms of any such contract, agreement or arrangement in all material respects; neither the Company nor any of its Subsidiaries has any present intention to exercise any rights that it may have to cancel any such contract, agreement or arrangement or otherwise to terminate its rights and obligations thereunder, and none of them has any knowledge that any other party to any such contract, agreement or arrangement has any intention not to render full performance in all material respects as contemplated by the terms thereof.

                          (xix) Except as disclosed in the Prospectus, neither the Company nor any of its Subsidiaries is in violation of any law, ordinance, governmental rule or regulation or court decree to which the Company or any of its Subsidiaries or any of their respective properties or assets is subject, except where such violation could not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, the results of operations or business of the Company and its Subsidiaries considered as one enterprise; without limiting the generality of the foregoing, neither the Company nor any of its Subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") or the terms of any licenses, permits, consents, orders, certificates or authorizations required of them under applicable Environmental Laws, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act, as amended ("ERISA"), or the rules and regulations promulgated thereunder, except in each case (A) as disclosed in the Prospectus or (B) where such violation could not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the results of operations or business of the Company and its Subsidiaries considered as one enterprise.

                          (xx) The Company has conducted reviews of the effect of Environmental Laws on the business of the Company and its Subsidiaries, in the course of which it has identified and evaluated associated costs and liabilities (including, but not limited to capital and operating expenditures required for clean-up, closure of properties or compliance with any Environmental Laws or any permit, license or approval, any constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Company has reasonably concluded that, except as otherwise described in the Prospectus, such associated costs and liabilities could not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, the results of operations or business of the Company and its Subsidiaries considered as one enterprise.

                          (xxi) The Company and its Subsidiaries possess such material licenses, permits, consents, orders, certificates or authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such licenses, permits, consents, orders, certificates or authorizations which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to materially and adversely affect the condition, financial or otherwise, the results of operations or business of the Company and its Subsidiaries considered as one enterprise.

                 (b) Each of the Selling Shareholders severally represents and warrants to each Underwriter as of the date hereof and as of the Representation Date as follows:

                          (i)     To the extent that any statements or
         omissions in the Registration Statement or any amendment or supplement thereto are made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Shareholder expressly for use therein, the Registration Statement, at the time the Registration Statement becomes effective and at the Representation Date, will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and will not contain un untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. To the extent that any statements or omissions in the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Shareholder expressly for use therein, the Prospectus, at the time the Representation Date (unless the term "Prospectus" refers to a Prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time such Prospectus is first provided to the Underwriters for such use) and at Closing Time, will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and will not contain un untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                          (ii) Such Selling Shareholder has and will have at Closing Time good and marketable title to the Securities to be sold by such Selling Shareholder hereunder, free and clear of any pledge, lien, security interest, encumbrance, claim or restriction on transfer or other defect in title; such Selling Shareholder has full right, power and authority to sell, transfer and deliver the Securities to be sold by such Selling Shareholder hereunder and upon delivery of and payment for the Securities as herein contemplated, the Underwriters will acquire good and marketable title to such Securities, free and clear of any pledge, lien, security interest, encumbrance, claim or restriction on transfer or other defect in title.

                          (iii) Such Selling Shareholder has duly executed and delivered in the form heretofore furnished to the Underwriters a Power of Attorney with Lamar Norsworthy, Henry Teichholz, Karl Knapp and Christopher Cella, or any of them, as attorney-in-fact (the "Attorney-in-Fact"), and a Custody Agreement with the Company, as custodian (the "Custodian"); the Attorney-in-Fact is authorized to execute and deliver this Agreement on behalf of such Selling Shareholder, to determine the purchase price to be paid by the Underwriters to such Selling Shareholder, as provided in Section 2(a) hereof, to authorize the delivery of the

         Securities to be sold by such Selling Shareholder hereunder, to accept payment therefor, and otherwise to act on behalf of such Selling Shareholder in connection with this Agreement.

                          (iv) This Agreement, the Power of Attorney and the Custody Agreement have been duly authorized, executed and delivered by such Selling Shareholder and, at the Representation Date, the Pricing Agreement will be duly authorized, executed and delivered by such Selling Shareholder; this Agreement constitutes a valid and binding obligation of such Selling Shareholder, enforceable against such Selling Shareholder in accordance with its terms, and, at the Representation Date, the Pricing Agreement will constitute a valid and binding obligation of such Selling Shareholder, enforceable against such Selling Shareholder in accordance with its terms (except to the extent that (A) the enforceability hereof or thereof may be subject to applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium, liquidation, conservatorship or other laws affecting creditors' rights generally,
         (B) equitable principles may limit the availability of equitable remedies in case of a breach hereof or thereof (regardless of whether such remedies are sought in a proceeding at law or in equity) and (C) the rights to indemnity and contribution granted hereunder may be limited by applicable federal or state securities laws or the public policy underlying such laws).

                 (c) Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of any Selling Shareholder and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Selling Shareholder to each Underwriter as to the matters covered thereby.

                 SECTION 2. Sale and Delivery to Underwriters; Closing. (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each of the Selling Shareholders, severally and not jointly, agrees to sell to each Underwriter, severally and not jointly, at the price per share set forth in the Pricing Agreement, the number of Initial Securities set forth in Schedule B opposite such Selling Shareholder's name; and each Underwriter, severally and not jointly, agrees to purchase from each of the Selling Shareholders, at the price per share set forth in the Pricing Agreement, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter (except as otherwise provided in the Pricing Agreement), plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

                          (i) If the Company has elected not to rely upon Rule 430A under the 1933 Act Regulations, the initial public offering price and the purchase price per share to be paid by the several Underwriters for the Securities have each been determined and set forth in the Pricing Agreement, dated the date hereof, and an amendment to the Registration Statement and the Prospectus will be filed before the Registration Statement becomes effective.

                          (ii) If the Company has elected to rely upon Rule 430A under the 1933 Act Regulations, the purchase price per share to be paid by the several Underwriters for the Securities shall be an amount equal to the initial public offering price, less an amount per share to be determined by agreement among the Representatives, the Selling Shareholders and the Company. The initial public offering price per share of the Securities shall be a fixed price to be determined by agreement among the Representatives, the Company and the Selling Shareholders. The initial public offering price per share of the Securities shall not be higher than the last reported sale price (regular way) or the last reported asked price, whichever is higher, of the Common Stock on the American Stock Exchange immediately prior to determination of the initial public offering price. The initial public offering price and the purchase price, when so determined, shall be set forth in the Pricing Agreement. In the event that such prices have not been agreed upon and the Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourteenth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, except that Sections 4(b), 4(c), 6 and 7 shall remain in effect.

                 (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each of the Selling Shareholders hereby grants an option to the Underwriters, severally and not jointly, to purchase the number of Option Securities set forth in Schedule B opposite such Selling Shareholder's name, up to an aggregate of an additional 150,000 shares of Common Stock, at the price per share set forth in the Pricing Agreement, less an amount per share equal to any dividends declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after (i) the date the Registration Statement becomes effective, if the Company has elected not to rely on Rule 430A under the 1933 Act Regulations, or
(ii) the Representation Date, if the Company has elected to rely on Rule 430A under the 1933 Act Regulations, and may be exercised in whole or in part from time to time only for the purpose of covering over- allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company and the Selling Shareholders setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of payment (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, nor less than three business days after receipt by the Company and the Selling Shareholders of notice in writing of the exercise of the option granted hereby, unless otherwise agreed by the Representatives, the Company and the Selling Shareholders. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities (except as otherwise provided in the Pricing Agreement), subject in each case to adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares. Each of the Selling Shareholders will sell shares purchased pursuant to the over-allotment option in the same proportion as the number of shares of Option Securities to be sold by such Selling Shareholder bears to the total number of shares of Option Securities sold by the Selling Shareholders pursuant to this Agreement. For purposes of this Agreement, the term "business day" means a day on which the American Stock Exchange is open for trading.

                 (c) Payment of the purchase price for, and delivery of certificates evidencing, the Initial Securities shall be made at the offices of Weil, Gotshal & Manges, Dallas, Texas, or at such other place as shall be agreed upon by the Representatives, the Company and the Selling Shareholders, at 10:00 a.m., Dallas, Texas time on the third (fourth, if the Initial Securities are priced after 4:30 p.m. New York time) business day (unless postponed in accordance with the provisions of Section 10) following the date the Registration Statement becomes effective (or, if the Company has elected to rely upon Rule 430A, the third (fourth, if the Initial Securities are priced after 4:30 p.m. New York time) business day after execution of the Pricing Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives, the Company and the Selling Shareholders (such time and date of payment and delivery being herein called the "Closing Time").

                 In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates evidencing, such Option Securities shall be made at the above-mentioned offices of Weil, Gotshal & Manges, or at such other place as shall be agreed upon by the Representatives, the Company and the Selling Shareholders on each Date of Delivery as specified in the notice from the Representatives to the Company and the Selling Shareholders. Payments shall be made to the Selling Shareholders by certified or official bank check or checks drawn in New York Clearing House funds or similar next day funds payable to the order of each Selling Shareholder against delivery to the Representatives of the Securities to be purchased by them. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one business day before the Closing Time or the relevant Date of Delivery, as the case may be. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. The Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose check has not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives no later than 3:00 p.m. on the last business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

                 SECTION 3. Covenants of the Company. The Company covenants with each of the Underwriters as follows.

                 (a) The Company will notify the Representatives immediately, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any post-effective amendment thereto, (ii) of the receipt of any comments thereon from the staff of the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information and
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will use its reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest practicable moment. If the Company elects to rely on Rule 434 of the 1933 Act Regulations, the Company will prepare a "term sheet" or an "abbreviated term sheet," as applicable, that complies with the requirements of Rule 434. If the Company elects not to rely on Rule 434, the Company will provide the Underwriters with copies of the form of Prospectus, in such numbers as the Underwriters may reasonably request, and file or transmit for filing with the Commission such Prospectus in accordance with Rule 424(b) of the 1933 Act by the close of business in New York City on the business day immediately succeeding the date of the Pricing Agreement. If the Company elects to rely on Rule 434, the Company will provide the Underwriters with copies of the form of the Rule 434 Prospectus, in such numbers as the Underwriters may reasonably request, and file or transmit for filing with the Commission the form of Prospectus complying with Rule 434(c)(2) of the 1933 Act in accordance with Rule 424(b) of the 1933 Act, by the close of business in New York City on the business day immediately succeeding the date of the Pricing Agreement.

                 (b) The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Securities which differs from the prospectus on file at the Commission at the time Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations, and any term sheet prepared in reliance on Rule 434 of the 1933

Act Regulations), will furnish the Representatives with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Representatives reasonably shall object.

                 (c) The Company has delivered or will deliver to the Representatives as many signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and has delivered or will deliver to the Representatives as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (without exhibits) as the Representatives reasonably may request for delivery to each of the Underwriters.

                 (d) The Company will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1993 Act Regulations.

                 (e) During the period of time the Prospectus is required to be delivered under the 1933 Act or the 1933 Act Regulations, if any event shall occur as a result of which it is necessary, in the reasonable judgment of the Representatives, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus (in form and substance reasonably satisfactory to the Underwriters) so that as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

                 (f) The Company will endeavor, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to execute a general consent to service of process in any such jurisdiction. In each jurisdiction in which the Securities have been so qualified the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required in connection with the distribution of the Securities.

                 (g) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule
158) of the Registration Statement.

                 (h) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

                 (i) If, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A of the 1933 Act Regulations, then immediately following the execution of the Pricing Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b) of the 1933 Act Regulations, copies of an amended Prospectus, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted.

                 (j) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14, or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

                 (k) The Company will use its reasonable best efforts to effect the listing of the Securities on the American Stock Exchange.

                 SECTION 4. Certain Covenants of the Company and the Selling Shareholders. The Company and each Selling Shareholder covenants with each of the Underwriters as follows:

                 (a) During a period of 180 days from the date of the Pricing Agreement, neither the Company nor such Selling Shareholder, as the case may be, will not without Merrill Lynch's prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of or otherwise dispose of, any Common Stock or any security convertible into or exchangeable or exercisable for Common Stock.

                 (b) The Company and the Selling Shareholders, in such proportions (aggregating 100%) as they may agree upon among themselves, will pay all expenses incident to the performance of the obligations of the Company and the Selling Shareholders under this Agreement, including (i) the preparation and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the printing of this Agreement and the Pricing Agreement, (iii) the preparation, issuance and delivery of the certificates evidencing the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel and accountants and of the Selling Shareholders' counsel, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and the disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey

(in the case of such legal fees, up to a maximum of $10,000), (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of the preliminary prospectus dated, subject to completion, June 7, 1995, and of the Prospectus and any amendments or supplements thereto, including any term sheet or abbreviated term sheet, as applicable, delivered by the Company pursuant to Rule 434 of the 1933 Act Regulations, (vii) the printing and delivery to the Underwriters of copies of the Blue Sky Survey, (viii) the filing fees incurred in connection with any filings required to be made by the Underwriters with the National Association of Securities Dealers, Inc., (ix) the fees and expenses incurred in connection with the listing of the Securities on the American Stock Exchange, and (x) the fees and expenses of the transfer agent and registrar for the Securities.

                 (c)      If this Agreement is terminated by the
Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or Section 11 hereof, the Company shall reimburse the Underwriters for all of their out-of- pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

                 The provisions of subsections (b) and (c) of this Section shall not affect any agreement which the Company and the Selling Shareholders may make for the allocation or sharing of such expenses and costs.

                 (d) Prior to the time at which the distribution of the Securities is completed, neither the Company nor the Selling Shareholders shall, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) bid for, purchase or pay anyone any compensation for soliciting purchases of, the Securities.

                 (e) Each Selling Shareholder agrees to deliver to the Representatives prior to or at Closing Time a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

                 SECTION 5. Conditions to Obligations of the Underwriters. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders herein contained at the date hereof and at Closing Time, to the performance by the Company and Selling Shareholders of their obligations hereunder required to be performed prior to or at Closing Time, and to the following further conditions:

                 (a) The Registration Statement shall have become effective not later than 5:30 p.m. on the date hereof, or with the consent of Merrill Lynch, at a later time and date, not later, however, than 5:30 p.m. on the first business day following the date hereof, or at such later time and date as may be approved by a majority in interest of the Underwriters; and at Closing Time and any

Date of Delivery, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. If the Company has elected to rely upon Rule 430A of the 1933 Act Regulations, a Prospectus that sets forth the price of the Securities and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period, and prior to Closing Time the Company shall have provided evidence satisfactory to the Representatives of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the 1933 Act Regulations.

                 (b) At Closing Time, the Representative shall have received:

                          (1) The opinion, dated as of Closing Time, of Weil, Gotshal & Manges, counsel for the Company and the Selling Shareholders, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                                  (i) The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

                                  (ii)     The Company has all necessary
                 corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

                                  (iii)    As of April 30, 1995, the
                 authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization," and the shares of issued and outstanding Common Stock, including the Securities to be purchased by the Underwriters from the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable.

                                  (iv)     The Company has all necessary
                 corporate power and authority to enter into and perform its obligations under this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company.

                                  (v)      Based solely upon telephonic
                 confirmation from the Staff of the Commission, the Registration Statement is effective under the 1933 Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, or proceedings therefor initiated or overtly threatened by the Commission.

                                  (vi)     At the time the Registration
                 Statement became effective and at the Representation Date, the Registration Statement (other than the consolidated financial statements and supporting schedules and the other financial, statistical and accounting data included or incorporated by reference therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. As of its date, any Rule 434 Prospectus complied as to form in all material respects with the requirements of Rule 434.

                                  (vii)    The Common Stock conforms in all
                 material respects to the description thereof contained in or incorporated by reference into the Prospectus.

                                  (viii)   No authorization, approval, consent
                 or order of any court or governmental authority or agency is required in connection with the sale of the Securities to the Underwriters, except such as may be required under the 1993 Act, the 1933 Act Regulations or state securities laws.

                                  (ix)     The execution and delivery of this
                 Agreement, the consummation of the transactions contemplated hereby and the compliance by the Company with the provisions hereof will not conflict with, constitute a default under or violate (A) any of the terms, conditions or provisions of the certificate of incorporation or bylaws of the Company, (B) any of the terms, conditions or provisions of any material document, agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which it is bound of which such counsel is aware, (C) any federal, Delaware corporate, Texas or New York law or regulation (other than state securities or blue sky laws, as to which such counsel need express no opinion), or (D) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Company or any of its Subsidiaries of which such counsel is aware.

                                  (x)      To the knowledge of such counsel,
                 the Company is not in violation of its charter or bylaws.

                                  (xi)     This Agreement, the  Pricing
                 Agreement, the Power of Attorney and the Custody Agreement have been duly authorized, executed and delivered by each of the Selling Shareholders.

                                  (xii) When the Securities are delivered to the Underwriters against payment therefor in accordance with the terms of the Purchase Agreement, the Underwriters will acquire good and marketable title to the Securities purchased from the Selling Shareholders, free and clear of any and all liens, pledges, encumbrances, charges, agreements or claims of any kind whatsoever, assuming the Underwriters acquire such Securities without notice of any adverse claim as such term is used in
                 Section 8-302 of the Uniform Commercial Code as in effect in the State of New York.

                                  (xiii)   The Selling Shareholders have all
                 necessary power and authority to enter into and perform their respective obligations under this Agreement and the Pricing Agreement.

                          (2) The opinion, dated as of Closing Time, of Christopher L. Cella, General Counsel of the Company, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                                  (i)      The Company has been duly
                 incorporated under the laws of the State of Delaware.

                                  (ii)     To the knowledge of such counsel,
                 the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to be so qualified would not have a material adverse effect on the condition, financial or otherwise, or the results of operations or business affairs of the Company and its Subsidiaries considered as one enterprise.

                                  (iii)    Each Subsidiary of the Company that
                 is a corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has all necessary corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, to the knowledge of such counsel, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to be so qualified would not have a material adverse effect on the condition, financial or otherwise, or the results of operations or business affairs of the Company and its Subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each Subsidiary that is a corporation has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                                  (iv)     MRC is a general partnership duly
                 formed pursuant to the laws of the State of Montana. MRC has all necessary partnership power and authority to conduct its business as described in the Prospectus and, to the knowledge of such counsel, is duly qualified or registered to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, except where the failure to be so qualified would not have a material adverse effect on the condition, financial or otherwise, or the results of operations or business affairs of the Company and its Subsidiaries considered as one enterprise; all of the partnership interests in MRC are owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                                  (v)      To the knowledge of such counsel,
                 there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or to which any of their property is subject which are not described in the Registration Statement, including ordinary routine litigation incidental to their businesses, are, considered in the aggregate, not material.

                                  (vi)     The information set forth in the
                 Prospectus under the captions "Business -- Regulation," "Business -- Legal Proceedings" and "Description of Common Stock," to the extent that they constitute matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, have been reviewed by him and are correct in all material respects.

                                  (vii)    To the knowledge of such counsel,
                 each of the Selling Shareholders has good and marketable title to the Securities to be sold by such Selling Shareholder hereunder, free and clear of any claim, lien, security interest, encumbrance, restriction on transfer or other defect in title, and full power, right and authority to sell such Securities.

                                  (viii) To the knowledge of such counsel, no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument described, referred to or filed or incorporated by reference in the Registration Statement.

                                  (ix)     Each document filed pursuant to the
                 1934 Act (other than the consolidated financial statements and schedules included therein, as to which no opinion need be rendered), and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations.

                                  (x)      To the knowledge of such counsel,
                 there are no persons with registration or other similar rights, exercisable as a result of the offering or sale of the Securities hereunder, to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act; and to the knowledge of such counsel, there are no persons with any other registration or other similar rights to have any securities registered by the Company or any Subsidiary under the 1933 Act.

                                  (xi)     To the knowledge of such counsel,
                 there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto; and the descriptions thereof or references thereto are correct.

                          (3) The opinion, dated as of Closing Time, of Baker & Botts, L.L.P., counsel for the Underwriters, with respect to the matters set forth in clauses (i), (iv), (v), (vi), and (vii) of subsection (b)(1) of this Section.

                          (4)     In giving their opinions required by
         subsections (b)(1), (b)(2) and (b)(3), respectively, of this Section, Weil, Gotshal & Manges, Mr. Cella and Baker & Botts, L.L.P. shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (except for the consolidated financial statements and schedules (including the notes thereto and the auditors report thereon) and other financial and statistical data included or incorporated by reference therein, as to which such counsel need not comment), at the time it became effective or at the
          Representation Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for the consolidated financial statements and schedules (including the notes thereto and the auditors report thereon) and other financial, accounting and statistical data included or incorporated by reference therein, as to which such counsel need not comment), at the Representation Date (unless the term "Prospectus" refers to a Prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the prospectus on file at the Commission at the
          Representation Date, in which case at the time it is first provided to the Underwriters for such use) or at Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 (c) At Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company contained in Section 1(a) are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the Company's knowledge, threatened by the Commission.
As used in this Section 5(c), the term "Prospectus" shall mean the Prospectus in the form first used to confirm sales of the Securities.

                 (d) At Closing Time the Representatives shall have received a certificate of the Attorney-in-Fact for each of the Selling Shareholders, dated as of Closing Time, to the effect that (i) the representations and warranties of each Selling Shareholder contained in Section 1(b) are true and correct with the same force and effect as though expressly made at and as of Closing Time and (ii) each Selling Shareholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time.

                 (e) At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that (i) they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations; (ii) it is their opinion that the consolidated financial statements and supporting schedules included in or incorporated by reference into the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations; (iii) based upon limited procedures set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited consolidated financial statements and supporting schedules of the Company and its subsidiaries included in or incorporated by reference into the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in or incorporated by reference into the Registration Statement, (B) the unaudited amounts of revenues, net income and net income per common share set forth under "Selected Financial Data" in the Prospectus were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited consolidated financial statements included in or incorporated by reference into the Registration Statement, or (C) at a specified date not more than three days prior to the date of this Agreement, there has been any change in the capital stock of the Company or any increase in the consolidated long term debt of the Company and its subsidiaries or any decrease in consolidated net current assets or stockholders' equity of the Company and its subsidiaries as compared with the amounts shown in the April
30, 1995 balance sheet included in the Registration Statement, or that during the period from April 30, 1995 to a specified date not more than three days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, income from operations, net income or net income per common share of the Company and its subsidiaries, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by the Representatives, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

                 (f) At Closing Time the Representatives shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the "specified date" referred to shall be a date not more than three days prior to Closing Time and, if the Company has elected to rely on Rule 430A of the 1933 Act Regulations, to the further effect that they have carried out procedures as specified in clause
(iv) of subsection (e) of this Section with respect to certain amounts, percentages and financial information specified by the Representatives and deemed to be a part of the Registration Statement pursuant to Rule 430(A)(b) and have found such amounts, percentages and financial information to be in agreement with the records specified in such clause (iv).

                 (g) At the time of the execution of this Agreement, the Company shall have furnished to the Representatives "lock-up" letters, in form and substance reasonably satisfactory to the Representatives, signed by each of the Selling Shareholders and certain trusts for the benefit of the Selling Stockholders, pursuant to which each such person shall agree not to sell, offer to sell, grant an option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock for a period of 180 days from the Representation Date without the prior written consent of the Representatives.

                 (h) At Closing Time and at each Date of Delivery, if any, counsel for the Underwriters shall have been furnished with such documents and opinions as they reasonably may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all actions, proceedings, instruments, opinions and documents required in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives.

                 (i) In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, and the Date of Delivery specified by the Underwriters for any such purchase is a date other than Closing Time, the obligation of the Underwriters to purchase all or any such portion of the Option Securities shall be subject, in addition to the foregoing conditions, to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company and the Selling Shareholders hereunder at each Date of Delivery, to the performance by the Company and the Selling Shareholders of their obligations hereunder required to be performed prior to or at each Date of Delivery, and to the receipt by the Underwriters of the following:

                          (1) A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(c) hereof remains true and correct as of such Date of Delivery.

                          (2) A certificate, dated such Date of Delivery, of the Attorney-in- Fact for the Selling Shareholders confirming that the certificate delivered at Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

                          (3) The opinion of Weil, Gotshal & Manges, counsel for the Company and the Selling Shareholders, in form and substance reasonably satisfactory to the Representatives, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 5(b)(1) and 5(b)(4) hereof.

                          (4) The opinion of Christopher L. Cella, General Counsel of the Company, in form and substance reasonably satisfactory to the Representatives, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 5(b)(2) and 5(b)(4) hereof.

                          (5) The opinion of Baker & Botts, L.L.P., counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 5(b)(3) and 5(b)(4) hereof.

                          (6) A letter from Ernst & Young LLP, in form and substance reasonably satisfactory to the Representatives, dated such Date of Delivery, substantially the same in form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this Section 5(i)(6) shall be a date not more than three days prior to such Date of Delivery.

                 If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company and the Selling Shareholders at any time at or prior to Closing Time or (insofar as the provisions hereof relate to the Option Securities) any Date of Delivery, and such termination shall be without liability of any party to any other party. Notwithstanding the foregoing, the provisions of Sections 4(b), 4(c), 6 and 7 hereof shall remain in effect following any such termination.

                 SECTION 6. Indemnification.

                 (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

                          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) or Rule 434 of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                          (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(d) hereof, the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, further, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or controlling person thereof) if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any such amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to a person if required by law at or prior to the written confirmation of the sale of such Securities to such person and if the Prospectus (as so amended or supplemented) or any document incorporated or deemed to be incorporated by reference in such Prospectus would have corrected the defect giving rise to such loss, liability, claim, damage or expense.

                 (b) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense whatsoever, as incurred, insofar as and to the extent that such loss, liability, claim, damage or expense arises out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and conformity with written information furnished to the Company by or on behalf of such Selling Shareholder expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, however, that each Selling Shareholder's aggregate liability under this Section shall be limited to an amount equal to the net proceeds (after deducting the Underwriters' discount but before deducting expenses) received by such Selling Shareholder from the sale of Securities pursuant to this Agreement.

                 (c) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signs the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, and each Selling Shareholder, and each person, if any, who controls such Selling Shareholder within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the

Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

                 (d) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved (which approval may not be withheld unreasonably) by the indemnified parties defendant in such action, unless such indemnified party or parties reasonably determine that there may be legal defenses available to it or them which are different from or in addition to those available to such indemnifying party or parties, in which case such indemnifying party or parties shall not be entitled to assume such defense. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, unless the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action. In no event shall the indemnifying or indemnified parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying or indemnified party shall, without the prior written consent (which consent may not be withheld unreasonably) of the other party, effect any settlement of any pending or threatened action in respect of which indemnity could have been sought hereunder.

                 SECTION 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the Selling Shareholders and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Selling Shareholders and one or more of the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial public offering price appearing thereon and the Company and the Selling Shareholders, in the proportions that they have agreed to, are responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company and each person, if any, who controls a Selling Shareholder within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company or the Selling Shareholders, the case may be.

                 SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement and the Pricing Agreement, or contained in certificates of officers of the Company or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or the Selling Shareholders, and shall survive delivery of the Securities to the Underwriters.

                 SECTION 9. Termination of Agreement.

                 (a) The Representatives may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak of hostilities or escalation thereof or other calamity or crisis, the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Common Stock has been suspended by the Commission, or if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, New York or Texas authorities. As used in this Section 9(a), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Securities.

                 (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party. Notwithstanding the foregoing, the provisions of Sections 4(b), 4(c), 6 and 7 shall remain in effect.

                 SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase and pay for any of the Initial Securities which it or they are obligated to purchase under this Agreement and the Pricing Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

                 (a) if the number of Defaulted Securities does not equal or exceed 10% of the number of Initial Securities, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting
 Underwriters, or

                 (b) if the number of Defaulted Securities equals or exceeds 10% of the number of Initial Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriters.

                 No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

                 In the event of any such default which does not result in a termination of this Agreement, either the Representatives, the Company or the Selling Shareholders shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

                 SECTION 11. Default by One or More of the Selling Shareholders or the Company. If one or more of the Selling Shareholders shall fail at Closing Time to sell and deliver the number of Initial Securities which such Selling Shareholder or Selling Shareholders are obligated to sell hereunder, then the Underwriters may, at their option, by notice from the Representatives to the Company and the non-defaulting Selling Shareholders, either (a) terminate this Agreement without any liability on the part of any non-defaulting party or (b) elect to purchase the Initial Securities which the non-defaulting Selling Shareholders have agreed to sell hereunder.

                 In the event of a default by any Selling Shareholder as referred to in this Section, each of the Representatives, the Company and the non-defaulting Selling Shareholders shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

                 If the Company shall fail at Closing Time to sell and deliver the number of Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party.

                 No action taken pursuant to this Section shall relieve the Company or any Selling Shareholder or Selling Shareholders so defaulting from liability, if any, in respect of such default.

                 SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives in care of Merrill Lynch at World Financial Center, North Tower, 250 Vesey Street, New York, New York, 10281, to the attention of Mr. Wood Steinberg; notices to the Company shall be directed to it at 100 Crescent Court, Suite 1600, Dallas, Texas 75201, to the attention of Mr. Christopher L. Cella; and notices to the Selling Shareholders shall be directed to them in care of the Attorney-in-Fact at 100 Crescent Court, Suite 1600, Dallas, Texas 75201, to the attention of Mr. Lamar Norsworthy.

                 SECTION 13. Parties. This Agreement and the Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Shareholders and their respective successors, heirs and legal representatives. Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Shareholders and their respective successors, heirs and legal representatives, and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the Pricing Agreement or any provision herein or therein contained. This Agreement and the Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Shareholders and their respective successors, heirs and legal representatives and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

                 SECTION 14. Governing Law and Time. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Except as otherwise provided herein, specified times of day refer to New York City time.

                 If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Shareholders in accordance with its terms.

                                   Very truly yours,

                                   HOLLY CORPORATION



                                   By:_________________________________________
                                      Name:____________________________________
                                      Title:___________________________________

                                   SELLING SHAREHOLDERS:

                                   ____________________________________________

                                   ____________________________________________

                                   ____________________________________________

                                   ____________________________________________

                                   By:_________________________________________
                                      as Attorney-in-Fact, acting on behalf of
                                      each of the Selling Shareholders named in
                                      Schedule B hereto.

CONFIRMED AND ACCEPTED
as of the date first above written:

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
CS FIRST BOSTON CORPORATION

By:   Merrill Lynch, Pierce, Fenner & Smith
      Incorporated

      By:__________________________________
         Name:_____________________________
         Title:____________________________


For themselves and as Representatives of the several other Underwriters named in Schedule A hereto.

                                   SCHEDULE A


                                                                                         Number of
         Name of Underwriter                                                         Initial Securities
         -------------------                                                         ------------------
Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated . . . . . . . . . . . . . .
CS First Boston Corporation . . . . . . . . . . . . . . .





                                                                                          ---------


                 Total  . . . . . . . . . . . . . . . . .                                 1,000,000
                                                                                          =========

                                   SCHEDULE B



                                                                Number of               Number of
 Selling Shareholders                                       Initial Securities      Option Securities
 --------------------                                       ------------------      -----------------
 David Norsworthy  . . . . . . . . . . . . . . . . . .               98,000                    14,700

 Lamar Norsworthy  . . . . . . . . . . . . . . . . . .              102,146                    29,400

 Brown Brothers Harriman Trust Company of
          Texas, Trustee of the Clarence Lamar
          Norsworthy, III Trust under Will of Clarence
          L. Norsworthy, Jr. . . . . . . . . . . . . .               93,854                         0

 Nona Norsworthy Barrett . . . . . . . . . . . . . . .              102,146                    29,400

 Brown Brothers Harriman Trust Company of
          Texas, Trustee of the Nona Lucy Norsworthy
          Trust under Will of Clarence L. Norsworthy,
          Jr.  . . . . . . . . . . . . . . . . . . . .               93,854                         0

 Betty Simmons Poehler-Gohlke Trust  . . . . . . . . .               63,026                         0

 Betty Simmons Fagan Trust . . . . . . . . . . . . . .               77,238                         0

 Betty Simmons East Texas Trust  . . . . . . . . . . .               29,736                    25,500

 Margaret Simmons Poehler-Gohlke Trust . . . . . . . .               63,026                         0

 Margaret Simmons Fagan Trust  . . . . . . . . . . . .               77,238                         0

 Margaret Simmons East Texas Trust . . . . . . . . . .               29,736                    25,500

 Suzanne Simmons Poehler-Gohlke Trust  . . . . . . . .               63,026                         0

 Suzanne Simmons Fagan Trust . . . . . . . . . . . . .               77,238                         0

 Suzanne Simmons East Texas Trust  . . . . . . . . . .               29,736                    25,500
                                                                  ---------                   -------
                                                                  1,000,000                   150,000
                                                                  =========                   =======

                                   SCHEDULE C

                                                            State of Incorporation
         Name                                                   or Organization
         ----                                               ------------------------
Navajo Corp.                                                        Delaware
Navajo Holdings, Inc.                                               New Mexico
Holly Petroleum, Inc.                                               Delaware
Black Eagle, Inc.                                                   Delaware
Navajo Crude Oil Marketing Company                                  Texas
Navajo Crude Oil Purchasing Inc.                                    New Mexico
Navajo Refining Company                                             Delaware
Navajo Northern, Inc.                                               Nevada
Lorefco, Inc.                                                       Delaware
Navajo Western Asphalt Company                                      New Mexico
Navajo Pipeline Co.                                                 Delaware
Lea Refining Company                                                Delaware
Montana Refining Company, a partnership                             Montana

                                                                       EXHIBIT A

                                1,000,000 Shares

                               HOLLY CORPORATION

                            (a Delaware corporation)

                                  Common Stock

                           (Par Value $.01 Per Share)

                                PRICING AGREEMENT


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
CS FIRST BOSTON CORPORATION
 as Representatives of the several Underwriters named in the within-mentioned Purchase Agreement
 c/o MERRILL LYNCH & CO.
         Merrill Lynch, Pierce, Fenner &
          Smith Incorporated
         North Tower
         World Financial Center
         250 Vesey Street
         New York, New York 10281

Dear Sirs:

                 Reference is made to the Purchase Agreement, dated _________________, 1995 (the "Purchase Agreement"), with respect to the sale by the Selling Shareholders and the purchase by the several Underwriters named in Schedule A thereto, acting severally and not jointly, of an aggregate of 1,000,000 shares (the "Initial Securities") of Common Stock, par value $.01 per share ("Common Stock"), of Holly Corporation (the "Company"), and the grant by the Selling Shareholders to the Underwriters, acting severally and not jointly, of the option to purchase all or any part of the Underwriters' pro rata portion of up to an aggregate of 150,000 additional shares of Common Stock, to cover over-allotments. Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Purchase Agreement.

                 Pursuant to Section 2(a) of the Purchase Agreement, the Company and the Selling Shareholders named in Schedule B to the Purchase Agreement agree with each Underwriter as follows:

         (a) The initial public offering price per share for the Securities shall be $__________.

         (b) The purchase price per share for the Securities to be paid by the several Underwriters shall be $__________, being an amount equal to the initial public offering price set forth above less $__________ per share; provided that the purchase price per share for any Option Securities purchased upon exercise of the over-allotment option described in Section 2(b) of the Purchase Agreement shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

                 If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Shareholders in accordance with its terms.

                                    Very truly yours,

                                    HOLLY CORPORATION



                                    By:________________________________________

                                    Name:______________________________________

                                    Title:_____________________________________


                                    SELLING SHAREHOLDERS:

                                    ___________________________________________

                                    ___________________________________________

                                    ___________________________________________

                                    ___________________________________________

                                    By:________________________________________
                                       as Attorney-in-Fact, acting
                                       on behalf of each of the
                                       Selling Shareholders.





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
CONFIRMED AND ACCEPTED
as of the date first above written:

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
 Incorporated
CS FIRST BOSTON CORPORATION

By:   Merrill Lynch, Pierce, Fenner & Smith
      Incorporated

By:________________________________________
Name:______________________________________
Title:_____________________________________


For themselves and as  Representatives
of the several other Underwriters.





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